CREOSOTE OIL SUPPLY CONTRACT



BETWEEN



KMG BERNUTH, INC.
10611 HARWIN SUITE 402
HOUSTON, TEXAS 77036
U.S.A.
(HEREINAFTER CALLED "BUYER")



AND



RUTGERS VFT N.V.
VREDEKAAI 18
9060 ZELZATE
BELGIUM
(HEREINAFTER CALLED "SELLER")      Note: The marks [*****] indicate that
                                   material has been omitted under a request for confidential treatment and filed separately with the SEC.


WITNESSETH

Whereas the Buyer has been acting for a number of years as Agent of the Seller's group for the sale of Creosote Oil, such as is commonly used for timber preservation, to customers situated within the South East of the United States.

Whereas the Seller wishes to continue selling its Creosote in the United States and whereas the Buyer wishes to continue selling the Seller's creosote to its customers.

Now therefore both parties desire to establish a business relationship whereby the Buyer will be acting no longer as an Agent but in its own name and for its own account.

1.   PURCHASE AND SALE

     Seller shall sell to Buyer and Buyer shall purchase from Seller minimum [*****] metric Tons of Creosote Oil per calendar year, in 1998 a minimum of [*****].

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                                                                               2

     It is understood that if the Buyer wants to buy a higher quantity, the Seller will do its reasonable commercial endeavors to set the quantity asked for available. For the purposes of this clause "Metric Ton" shall mean 1.000 kilogram.

2.   DURATION

     This contract is entered into for a 3 years and 2 months period, as from 01/11/98 terminating on 31/12/2001. Thereafter this agreement shall continue on an annual basis with two calendar years advance notice of termination to be given by either party in writing by registered mail.

3.   PRICE

     The price for the period 01/11/98 to 31/12/98 will be [*****] FOB Zelzate/Belgium (Incoterms 1990). As from the 01/01/99 to the 31/12/99 the price will be [*****] FOB Zelzate. Thereafter the price will increase with at least [*****] per each calendar year (prices to be negotiated).

4.   PAYMENT

     Each delivery shall be considered as a separate transaction. All invoices shall be made at the price determined in accordance with clause 3 hereof and shall be due and payable within 90 calendar days from Bill of Lading date. Buyer shall pay by bank transfer free of charges to Seller's nominated bank.

5.   QUANTITIES AND DELIVERIES

     5.1 Three months prior to the end of each calendar year, the Buyer shall advise the Seller in writing of the quantity and of a tentative shipping plan for the next following year. Within 15 business days from the receipt of such advice the Seller shall advise the Buyer the quantity which he is willing to deliver and will have available for shipment in bulk during the ensuing year. The quantity is estimated to be between [*****] T. and [*****] T. in any one year subject to clause 1 and clauses 9 and 10 of this agreement.

     5.2 The loading quantity and Bill of Lading quantity of Oil shipped under this Agreement ascertained by a competent qualified independent surveyor appointed by the Seller is binding on the parties. The cost of the independent surveyor for the loadport shall be to seller's account.

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                                                                               3

6.   QUALITY AND QUALITY CONTROL

     6.1 The Creosote Oil shall meet the specification as attached in Annex A and will be loaded with a minimum temperature of 55 DEG. C.

     6.2 The quality of the oil delivered shall be determined by means of a representative composite sample drawn from the shore tanks before loading by a competent qualified surveyor appointed by the Seller. The sample will be divided in three portions:

               1 to be analysed by a qualified competent chemist at loadport 1 for retain of Seller for a period of 6 months
               1 to be given with the ship for handing over to the Buyer.

          Quality control costs at loadport for account of the Seller. The Seller will provide the Buyer with the quality analysis results.

7.   LIABILITY OF SELLER

     Seller warrants that the creosote will meets the specification. If by Seller's mistake delivered material is found to be defective or otherwise fails to conform to the specification Buyer shall nevertheless use every reasonable effort to utilise the creosote. Liability of Seller shall never exceed the free delivered value of the relevant shipment of creosote. Further claims of Buyer against the Seller for whatever reason, especially because of consequential damages, are expressly excluded.

8.   EXCLUSIVITY

     The Seller ensures and warrants that during the lifetime of the contract he shall not sell AWPA specification P1/P13 and P2 grade creosote oil to wood treaters in the United States and/or P1/P13 and P2 grade creosote oil consumed in the United States as a wood preservative other than through Buyer.

9.   CREOSOTE COUNCIL II

     The Seller continues its membership to Creosote Council II. Buyer will continue as Seller's designated representative to Creosote Council II unless Seller stipulates otherwise.

10.  HARDSHIP

     If during the period for which this agreement is in force, the application of the agreement would seriously prejudice one of the parties, the parties shall meet and make every effort to come to an amicable agreement so as to lessen or remove such prejudice.

11.  FORCE MAJEURE

     In the event the performance of this Agreement by either party is affected by strike, fire, riot, war (declared or undeclared), Act of God, Government regulations, or Government request or requisitions for national defense or other purpose, or breakdown of, or injury to facilities used for production, or storage of Oil, or any other cause beyond the reasonable control of the parties hereto, the suffering party may, at its option, suspend the performance of this Agreement in whole or in part during the period of such event to the extent reasonably required by such event, and no liability for damages shall attach against either party on account thereof.

12.  ENTIRETY OF AGREEMENT

     This agreement constitutes the entire agreement between the parties hereto, and there are no understandings, representations or warranties of any kind except those expressly set forth herein. Neither this Agreement nor any of the rights, obligations, or liabilities of either of the parties hereunder may be amended, changed or added to in any respect except by written instrument executed by duly authorised representatives of each of the parties.

13.  TRANSFERS

     Neither party shall without the previous consent in writing of the other assign or dispose of the benefits of this agreement or any part thereof, but without committing a breach of this clause, the sellers may transfer the benefits and burdens of this agreement to any other association or company to which they may transfer their business or that part of it that relates to the shipment of Oil in bulk.

     The present agreement may be transferred to any associate company in which the transferring party or its parent company directly or indirectly holds at least 50% of the capital.

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                                                                               5

14.  ARBITRATION

     The parties hereto shall do their best to settle all disputes and controversies arising out of or in connection with this Agreement in an amicable way. Any controversy or claim arising from or relating to this Agreement or any Amendment to this Agreement, in particular concerning its existence, validity or default, which can mutually not be friendly resolved shall be finally decided by a court of arbitration of the Zurich Chamber of Commerce pursuant to its rules of Arbitration and the following terms.

     The Court of Arbitration shall have its seat in Zurich, Switzerland.

     The number of arbitrators shall be three. Each of the parties shall nominate one arbitrator. The arbitrators thus appointed shall appoint a third member, who is to be their chairman. The chairman shall be a lawyer, familiar with international business transactions and with the English language. If within 30 days one party shall not have complied with a summons by the other party to appoint its arbitrator or, if within 30 days the two arbitrators properly selected shall not reach agreement concerning the chairman, each of the parties may apply to the Court of Appeals of the Canton of Zurich to make such appointment.

     The language to be used in the arbitrary proceedings shall be English.

     The Court of Arbitration shall decide in accordance with the material laws as valid and applicable in the Canton of Switzerland.


     RUTGERS VFT N.V.                   KMG BERNUTH INC.


          /s/                                 /s/
     By Mr. Gyselinck                   Thomas H. Mitchell
                                        Vice President, General Manager

          /s/
     By Mr. Vanden Burre                23 November, 1998



     Date 1st November 1998

                                       ANNEX A


                                                            N.V. RUTGERS VFT


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
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CREOSOTE                                                    E23
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SPECIFICATIONS                          BLC 1 (USA) East Coast
--------------                          VFT (April 1991) AWPA P1-89
                                        WARM IMPREGNATION


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 TESTS                                       UNIT      VALUES            METHOD
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
 1.   Water                                  vol%      max. 1,5          WEI APP 4

 2.   Density 38/15,5 DEG. C                 g/ml      min. 1,070        WEI APP 3

 3.   Insolubles in Toluene                  %         max. 0,5          BSS 144

 4.   Distillation (AWPA based on waterfree                              AWPA
      product in quantity):

      0 - 210 DEG. C                         %         max. 2,0

      0 - 235 DEG. C                         %         max. 12,0
      0 - 270 DEG. C                         %         10 - 40

      0 - 315 DEG. C                         %         40 - 65

      0 - 355 DEG. C                         %         65 - 77

      Residu at 355 DEG. C                   %         23 - 35

 5.   Density 38/15,5 DEG. C                                             BSS 144

      Fraction 235/315 DEG. C                g/ml      min. 1,028

      Fraction 315/355 DEG. C                g/ml      min. 1,100

 6.   Naphthalin content (GC)                %         max. 10,0         GC

 7.   Cristalisation point                   DEG. C    max. 28           WEI APP 5

                                             DEG. F    max. 85

      Remark:
      -------
      Expedition during the winter           DEG. C    max. 24
      (between 01/10 and 01/03)




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